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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-34510, 333-59316 and 333-81172) pertaining to the 1999 Stock Option/Stock Issuance Plan, the 2000 Equity Incentive Plan and the 2000 Non-Employee Directors' Stock Option Plan of InterMune, Inc. and to the incorporation by reference in the Registration Statement of InterMune, Inc. (Form S-3 No. 333-75794) and in the related Prospectus of our report dated February 1, 2002, except for Note 16, as to which the date is March 13, 2002, with respect to the consolidated financial statements and schedule of InterMune, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/S/ ERNST & YOUNG LLP
Palo Alto, California March 19, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS